Execution Version
Exhibit 10.1

SEVENTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 25, 2007

among

GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,

BNP PARIBAS,
as Administrative Agent,

and

The Lenders Party Hereto

SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Seventh Amendment”) dated as of September 25, 2007, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006, the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, the Fifth Amendment to Amended and Restated Credit Agreement, dated August 7, 2007 and the Sixth Amendment to Amended and Restated Credit Agreement, dated September 17, 2007 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B. Borrower has requested, and the Lenders have agreed, to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Seventh Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Definitions.

(a) Section 1.1 is hereby amended by amending and restating or adding the following definitions:

“Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006, the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, the Fifth Amendment to Amended and Restated Credit Agreement, dated August 7, 2007, the Sixth Amendment to Amended and Restated Credit Agreement, dated September 17, 2007 and the Seventh Amendment to Amended and Restated Credit Agreement, dated September 25, 2007.

“Applicable Margin” means, for any day, a margin of interest over the Base Rate or the LIBOR Rate, as the case may be, that is applicable when the Base Rate or LIBOR Rate, as applicable, is determined under this agreement. For purposes of determining the Applicable Margin for Borrowings, the following rules shall apply:

(a) The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) on any day without notice to Borrower or any other Person based on the ratio of the Commitment Usage to the Conforming Borrowing Base, as stated in the table below.

(b) For purposes of the definition of “Applicable Margin”, the ratio of the Commitment Usage to the Conforming Borrowing Base is determined as of each day by dividing the Commitment Usage for such day by the Conforming Borrowing Base in effect on such day.

(c) If Borrower fails to timely furnish to Administrative Agent any Financials and related Compliance Certificate as required by this agreement, then the maximum Applicable Margin shall apply from the date those Financials and related Compliance Certificate are required to be delivered and remain in effect until Borrower furnishes them to Administrative Agent.

(d) If the Conforming Borrowing Base is no longer in effect, then all references in this definition to “Conforming Borrowing Base” shall be deemed to refer to the “Borrowing Base”.

For all Borrowings:

RATIO OF COMMITMENT USAGE TO THE CONFORMING BORROWING BASE	APPLICABLE MARGIN FOR BASE-RATE BORROWINGS	APPLICABLE MARGIN FOR LIBOR-RATE BORROWINGS
less than 25%	0.00%	1.25%
greater than or equal to 25% but less than 50%	0.00%	1.50%
greater than or equal to 50% but less than 75%	0.25%	1.75%
greater than or equal to 75% but less than 100%	0.50%	2.00%
greater than or equal to 100%	0.75%	2.25%

“Conforming Borrowing Base” means an amount equal to $150,000,000, which shall be in effect during the period commencing on the Seventh Amendment Effective Date and continuing until redetermined pursuant to Section 2.6. Upon the one-year anniversary of the Seventh Amendment Effective Date, the Conforming Borrowing Base shall no longer be in effect, pursuant to Section 2.6.

“Net Cash Proceeds” means, in connection with any issuance or sale of Equity Interests, securities evidencing Debt or the incurrence of Debt, the cash proceeds received from such disposition, issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, or in the case of asset sales, less repayment of Debt secured by a Lien on the property which is the subject of such sale of assets.

“Seventh Amendment Effective Date” means September 25, 2007.

2.2  Amendment to Section 2.6. Section 2.6 is hereby amended and restated in its entirety as follows:

“2.6 Borrowing Base Determinations

(a) The Borrowing Base as of the Seventh Amendment Effective Date is acknowledged by Borrower, Administrative Agent and the Lenders to be $170,000,000. The Conforming Borrowing Base as of the Seventh Amendment Effective Date is acknowledged by Borrower, Administrative Agent and the Lenders to be $150,000,000.

(b) The Borrowing Base and the Conforming Borrowing Base shall be redetermined by Administrative Agent semi-annually through the Termination Date, within ninety (90) days after each December 31 and June 30, with the next such Borrowing Base redetermination after the Seventh Amendment Effective Date to be made on or before March 31, 2008, for the Mineral Interests as of December 31, 2007, on the basis of information supplied by Borrower in compliance with the provisions of this agreement, including, without limitation, the Reserve Reports, and all other information available. Furthermore, on the one-year anniversary of the Seventh Amendment Effective Date, the Borrowing Base will be redetermined based on the Reserve Report for the Mineral Interests as of June 30, 2008. At such time, the Conforming Borrowing Base shall no longer be in effect. In addition to the determinations of the Borrowing Base required pursuant to this Section 2.6(b), (i) one additional special determination thereof may be requested by the Borrower in between any two consecutive scheduled redeterminations, provided that the Borrower shall be limited to two special redeterminations during any calendar year and (ii) one additional special redetermination thereof may be requested by the Determining Lenders during any calendar year. Upon any such special determination of the Borrowing Base, if requested by Administrative Agent, Borrower shall submit both (i) a current report of a firm of independent petroleum engineers acceptable to Administrative Agent, prepared in accordance with customary standards and procedures of the petroleum industry which report shall (A) evaluate the Mineral Interests subject to such redetermination (in the same manner as provided in this Section 2.6(b) for other such redeterminations) and (B) be dated within sixty (60) days of such requested redetermination, and (ii) title opinions, environmental reports and other information reasonably requested by and in form and substance acceptable to Administrative Agent, for those additional Mineral Interests which Borrower desires to be considered within the Borrowing Base. Adjustments to the Borrowing Base and the Conforming Borrowing Base based upon the addition of Mineral Interests shall not be effective prior to the date of filing and recording of such Collateral Documents as required by Administrative Agent. In addition to the foregoing, the Borrowing Base and the Conforming Borrowing Base shall be subject to further adjustment from time to time in accordance with Section 8.18(c) and Section 9.10(e).

(c) Upon each Borrowing Base and Conforming Borrowing Base redetermination, Administrative Agent shall notify each Lender of its recommendation for such redetermined Borrowing Base and Conforming Borrowing Base and the Lenders shall have ten (10) Business Days to approve or reject such recommendation by written notice to Administrative Agent. The proposed Borrowing Base and Conforming Borrowing Base must be approved by the Determining Lenders; provided, however, that no proposed increase in the Borrowing Base or Conforming Borrowing Base shall be effective unless approved by all of the Lenders. In the event that the Determining Lenders or all of the Lenders, as applicable, cannot agree as to the amount of the redetermined Borrowing Base and Conforming Borrowing Base, the Borrowing Base and Conforming Borrowing Base shall be and be deemed to be the lowest amount respectively determined by any Lender. Administrative Agent shall notify Borrower verbally (confirming such notice promptly in writing) of such determination by the Lenders, and the Borrowing Base and Conforming Borrowing Base so communicated to Borrower shall become effective upon such verbal notification and shall remain in effect until the next subsequent Borrowing Base and Conforming Borrowing Base redetermination in accordance with the terms hereof.

(d) The Borrowing Base and Conforming Borrowing Base shall represent the determination by Administrative Agent and the Lenders, in their sole discretion and in accordance with their standard engineering and lending policies and practices customary for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, which Borrower acknowledges may require new and independent credit approvals by each Lender. Furthermore, Borrower acknowledges that the determination of the Borrowing Base and Conforming Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by Borrower to be essential for the adequate protection of the Lenders.”

2.3 Amendment to Section 3.2(c). Section 3.2(c) is hereby amended by adding the following Section 3.2(c)(v) after Section 3.2(c)(iv):
(v) Mandatory Prepayments. So long as the Conforming Borrowing Base is in effect, the Borrower shall prepay the Borrowings in amounts equal to:

(A) 100% of the Net Cash Proceeds of any Debt incurred by any Restricted Company or of the sale or issuance of any Equity Interests of any Restricted Company. Such prepayment shall be made no later than five Business Days after the receipt of such proceeds and

(B) 100% of the Net Cash Proceeds of any sale of any Property of any Restricted Company. Such prepayment shall be made no later than five Business Days after the receipt of such proceeds.

2.4 Amendments to Sections 8.18, 8.19 and 9.10. Sections 8.18(c), 8.19 and 9.10(e)(iii) are hereby amended to insert “and the Conforming Borrowing Base” after each reference to the “Borrowing Base”.

2.5 Amendment to Section 14.8(b)(iii). Section 14.8(b)(iii) is hereby amended and restated in its entirety as follows:

“changes the definition of “Commitment,” “Commitment Percentage,” “Determining Lenders,” “Pro Rata Part”, “Borrowing Base” or “Conforming Borrowing Base”,”

Section 3. Conditions Precedent. This Seventh Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14.8 of the Credit Agreement) (the “Effective Date”):

3.1 The Administrative Agent shall have received from all of the Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Seventh Amendment signed on behalf of such Persons.

3.2 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

3.3 No Default shall have occurred and be continuing, after giving effect to the terms of this Seventh Amendment.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since November 17, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Event.

4.3 Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS SEVENTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ David R. Looney
Name: David R. Looney
Title: Executive Vice President & Chief Financial Officer

GUARANTORS:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ David R. Looney
Name: David R. Looney
Title: Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	BNP Paribas, as a Lender and as Administrative Agent

	By:	/s/ Polly Schott
Name: Polly Schott
Title: Vice President

	By:	/s/ Robert Long
Name: Robert Long
Title: Vice President

LENDERS:	Comerica Bank, as Lender

	By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Senior Vice President

:	BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), as Lender

	By:	/s/ Mary Lou Allen
Name: Mary Lou Allen
Title: Vice President

The Prudential Insurance Company of America, as Lender

By:	/s/ Brian N. Thomas
Name: Brian N. Thomas
Title: Vice President

Deutsche Bank Trust Company Americas, as Lender

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President